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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-206121

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 3, 2015)

Up to $75,000,000

Clean Energy Fuels Corp.

Common Stock

        This prospectus supplement and the accompanying base prospectus relate to the offer, issuance and sale from time to time of our common stock having an aggregate offering price of up to $75,000,000 through Citigroup Global Markets Inc., as our sales agent. These sales, if any, will be made pursuant to the terms of the equity distribution agreement dated November 11, 2015 between us and the sales agent that we will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

        Under the terms of the equity distribution agreement, we also may sell shares of our common stock to Citigroup Global Markets Inc. as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to Citigroup Global Markets Inc. as principal, we will enter into a separate terms agreement with Citigroup Global Markets Inc., and we will describe that agreement in a separate prospectus supplement or pricing supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "CLNE." On November 11, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $5.08 per share. Citigroup Global Markets Inc. is not required to sell any specific number or dollar amount of our common stock but will use its reasonable efforts, as our agent and subject to the terms of the equity distribution agreement, to sell the shares of our common stock offered, as instructed by us. Sales of our common stock under this prospectus supplement, if any, will be made by means of ordinary brokers' transactions through the facilities of the NASDAQ Global Select Market at market prices, in block transactions or as otherwise agreed between us and the sales agent.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and the risk factors contained or incorporated by reference in this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup

The date of this prospectus supplement is November 11, 2015

        We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than its date.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated therein by reference, contains a description of our common stock and provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein that were filed with the Securities and Exchange Commission (the "SEC") before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        We have not, and the sales agent has not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus supplement is part of a registration statement that we have filed with the SEC relating to our common stock offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making your investment decision. You should also read carefully and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Information by Reference" in this prospectus supplement and in the accompanying prospectus and "Where You Can Find More Information" and "Available Information" in this prospectus supplement and in the accompanying prospectus, respectively.

        Unless the context indicates or requires otherwise, all references to "Clean Energy," the "Company," "we," "us" or "our" in this prospectus supplement refer to Clean Energy Fuels Corp. together with its majority and wholly owned subsidiaries.

S-i

 INDUSTRY AND MARKET DATA

        We obtained the market and certain other data used in this prospectus supplement and the information incorporated by reference herein from our own research, surveys or studies conducted by third parties and industry or general publications and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. As a result, you should be aware that the industry and market data included in this prospectus supplement and the information incorporated by reference herein, and estimates and beliefs based on that data may not be reliable. We cannot guarantee the accuracy or completeness of any such information.

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 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements relate to future events or our future financial performance and are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "forecast," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. We believe that the statements that we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding the following subject matters are forward-looking by their nature:

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  expected adoption of and growth in the market for natural gas as a vehicle fuel, and our ability to capture a substantial share of, and enhance our leadership position within, this market when and if it expands;

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  the benefits of natural gas relative to gasoline and diesel and other alternative vehicle fuels;

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  future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, biodiesel, ethanol, electricity and hydrogen;

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  our expectations regarding the market's perception of a need for alternative vehicle fuels generally, and anticipated market adoption of natural gas as a preferred alternative to gasoline and diesel;

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  the impact of advancements in conventional fuels and other alternative vehicle fuels and technologies, including improvements in the efficiency, fuel economy or greenhouse gas emissions of engines for conventional and alternative fuel vehicles;

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  the success of our initiative to build a nationwide network of natural gas truck friendly fueling stations (we refer to this network as "America's Natural Gas Highway");

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  development, commercial availability and adoption of new natural gas engines for the U.S. heavy-duty truck market, including the Cummins Westport ISX 12G engine;

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  our expectations about the deployment of liquefied natural gas ("LNG") and compressed natural gas ("CNG") heavy-duty trucks;

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  the rate of adoption of natural gas vehicles;

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  the success and importance of acquisitions, partnerships and other strategic relationships with third parties;

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  plans to sell renewable natural gas ("RNG") we generate and purchase from third-party producers as a vehicle fuel;

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  our ability to generate and sell credits generated by selling natural gas and RNG as a vehicle fuel, including Renewable Identification Numbers we generate under the federal Renewable Fuel Standard Phase 2 and credits we generate under the California Low Carbon Fuel Standard, at prices that enable us to profitably market and sell RNG;

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  plans to expand our station network and business with existing customers and to win business with new customers;

S-iii

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  the potential for oil companies, natural gas utilities, fuel retailers, developers of natural gas fueling station infrastructure and others to enter the natural gas fuel market;

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  the success of our business of manufacturing and selling natural gas compression equipment;

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  the success of our business of producing and selling RNG;

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  our ability to sell RNG we produce at prices that are at a premium to conventional natural gas prices;

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  the success of our efforts to expand our CNG business, through our acquisition of NG Advantage, LLC and otherwise;

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  our future CNG compressor needs;

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  our ability to manage the existing international operations of our subsidiary Clean Energy Compression (formerly IMW Industries);

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  the existence of and our plans to participate in and eligibility for state and federal regulations, programs, incentives and grant programs that promote the use of cleaner burning fuels;

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  the impact and availability of federal tax attributes, credits and incentives on our business;

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  strategic benefits of owning Clean Energy Compression, NG Advantage, LLC and our other subsidiaries;

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  more stringent emissions requirements on traditional gasoline and diesel powered vehicles, as well as on LNG and CNG production, fueling stations and fuel sales;

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  impact of environmental regulations and pressures on oil and natural gas supply;

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  the availability and cost of crude oil, gasoline, diesel and natural gas engines;

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  estimated incremental costs, annual fuel usage, fuel costs and annual fuel cost savings for vehicles using natural gas instead of gasoline or diesel;

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  projected capital expenditures, project development costs and related funding requirements;

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  access to equity capital and debt financing options, including, but not limited to, equipment financing, sale of convertible or non-convertible promissory notes or commercial bank financing;

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  the potential for a single large stockholder to exert significant influence over our corporate decisions; and

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  our expectations regarding our cash balances.

        The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Although the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein reflect our good faith judgment, based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the "Risk Factors" sections of this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (which documents are incorporated by reference herein), or the other documents incorporated by reference herein. As a result of these and other potential risk factors, the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and

S-iv

therein may not prove to be accurate. All forward-looking statements are made only as of the date of the document in which they are made and, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after their respective dates or to conform these statements to actual results or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

        The following is a summary of some of the information contained, or incorporated by reference, in this prospectus supplement. It is not complete and may not contain all the information that may be important to you. You should read carefully this entire prospectus supplement, including the information set forth under the heading "Risk Factors," the accompanying prospectus, the financial statements and notes thereto and the other information incorporated by reference herein and therein and the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

 The Company

Overview

        Clean Energy Fuels Corp. is the leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents ("GGEs") of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG") delivered.

        Our principal business is supplying CNG, LNG and RNG for light, medium and heavy-duty vehicles, and providing operation and maintenance ("O&M") services for vehicle fleet customer stations. As a comprehensive solution provider, we also design, build, operate and maintain fueling stations, manufacture, sell and service non-lubricated natural gas fueling compressors and other equipment used in CNG and LNG stations, offer assessment, design and modification solutions to provide operators with code-compliant service and maintenance facilities for natural gas vehicle fleets, transport and sell CNG to large industrial and institutional energy users who do not have direct access to natural gas pipelines and help our customers acquire and finance natural gas vehicles and obtain local, state and federal grants and incentives.

        We serve fleet vehicle operators in a variety of markets, including heavy-duty trucks, airports, refuse, fleet services, ready mix and public transit. We believe these fleet markets will continue to present a growth opportunity for natural gas vehicle fuels for the foreseeable future. As of March 2015, Natural Gas Vehicles for America ("NGV America") estimates that there were approximately 1,600 natural gas fueling stations in the United States and about 153,000 natural gas vehicles on American roads, including 39,500 heavy-duty vehicles (e.g. tractors, refuse trucks and buses), 25,800 medium-duty vehicles (e.g. delivery vans and shuttles) and 87,000 light-duty vehicles (e.g. passer cars, small utility vehicles, trucks and vans), and independent studies predict that natural gas vehicles will capture an increasing share of the medium- and heavy-duty vehicle market in future periods. For example, ACT Research recently forecast that sales of natural gas heavy-duty trucks and buses will constitute 3% of the market in 2015, growing to 5% in 2017.

Third Quarter 2015 Update

        As of September 30, 2015, we serve approximately 954 fleet customers operating approximately 42,941 natural gas vehicles, and we own, operate or supply 569 natural gas fueling stations in 42 states and in British Columbia and Ontario, Canada. In the third quarter 2015, volumes delivered increased to 80.6 million gallons from 68.6 million gallons in the third quarter of 2014, a 17% increase year over year. Gross margin increased to $25.4 million in the third quarter of 2015, from $19.4 million in the third quarter of 2014, representing a 31% increase year over year.

Benefits of Natural Gas Fuel

        Domestic and plentiful supply.    Technological advances in natural gas drilling and production, including the widespread deployment of horizontal drilling techniques and the use of hydraulic fracturing, have unlocked additional natural gas reserves. The U.S. is now the number one producer of natural gas in the world, with proven, abundant and growing reserves.

        Less expensive.    Due to the abundance of natural gas, the cost of natural gas in the U.S. is less than the cost of crude oil, on an energy equivalent basis. Based on projections from the U.S. Energy Information Administration, we believe that natural gas will remain cheaper than gasoline and diesel for the foreseeable future. In addition, because the price of the natural gas commodity makes up a smaller portion of the cost of a GGE of CNG or LNG, the price of a GGE of CNG or LNG is generally less sensitive to increases in the underlying commodity cost.

        Cleaner.    Natural gas contains less carbon than any other fossil fuel and thus produces fewer carbon dioxide emissions when burned. The California Air Resources Board has concluded that a natural vehicle emits 20% to 29% fewer greenhouse gas ("GHG") emissions than a comparable gasoline or diesel fueled vehicle on a well-to-wheel basis. Additionally, a study from Argonne National Laboratory, a research laboratory operated by the University of Chicago for the U.S. Department of Energy, indicates that natural gas vehicles produce at least 13% to 21% fewer GHG emissions than comparable gasoline and diesel vehicles.

        For natural gas vehicles that run on RNG, it is estimated that the GHG emissions reduction is up to 88% compared to gasoline and diesel fueled counterparts. We sell RNG through our extensive natural gas vehicle fueling infrastructure under the brand name Redeem™. We believe Redeem™ is the first commercially available RNG vehicle fuel made from organic waste.

        Safety.    As reported by NGV America, CNG and LNG are relatively safer than gasoline and diesel because they dissipate into the air when spilled or in the event of a vehicle accident. When released, CNG and LNG are also less combustible than gasoline or diesel because they ignite only at relatively high temperatures. The fuel tanks and systems used in natural gas vehicles are subjected to a number of federally required safety tests, such as fire, environmental hazard tests, burst pressures and crash testing, according to the U.S. Department of Transportation National Highway Traffic Safety Administration. Additionally, CNG and LNG are stored in above ground tanks and therefore cannot contaminate soil or groundwater. Further, worldwide over 17 million vehicles fuel safely with natural gas.

Attractive Target Market with Natural Gas Fuel Adoption Momentum

        We target customers in a variety of markets, such as trucking, airports, refuse, public transit, industrial energy users and government fleets, resulting in a broad customer base with limited concentration risk. We also maintain high customer retention rates due to our robust fueling station network, superior service levels and the material conversion investment requirements.

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  We serve fleet customers at 39 airport locations.

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  Over 25% of existing transit buses, and over 35% of new transit buses, operate on natural gas. We fuel over 7,000 transit vehicles.

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  Over 55% of new refuse trucks operate on natural gas, up from approximately 3% of new refuse trucks in 2008. We fuel over 9,000 refuse vehicles.

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  The heavy-duty truck market represents the largest growth opportunity and is beginning to transition to alternative transportation fuel. We fuel over 3,000 heavy-duty trucks.

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  Rail Industry is piloting LNG locomotives.

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  Growing market for delivery of CNG to large industrial and institutional energy users.

        Many well-known shippers, manufacturers, retailers and other truck fleet operators have started to adopt natural gas fueled trucks to move their freight. Such companies include Honda, Frito-Lay, FedEx, Anheuser-Busch, Verizon, Bimbo, Johnson & Johnson, The Home Depot, AT&T, Colgate-Palmolive, Costco Wholesale, Lowe's, Pepsi, UPS, MillerCoors, HP, Unilever, Starbucks, Kraft, Kroger, P&G, Hertz and Owens Corning.

Government Grants, Tax Incentives and Environmental Credits

        We apply for, and help our fleet customers apply for, federal, state and regional grant programs in states where we operate. These programs provide funding for natural gas vehicle conversions and purchases, natural gas fueling station construction and vehicle fuel sold.

        From October 1, 2006 to December 31, 2014, we received a federal fuel tax credit ("VETC") of $0.50 per gasoline gallon equivalent of CNG and $0.50 per liquid gallon of LNG that we sold as vehicle fuel. Based on the service relationship with our customers, either we or our customers claimed the credit. The program providing for the VETC expired on December 31, 2014.

        We generate Renewable Identification Numbers ("RINs") under federal Renewable Fuel Standard Phase 2 when we sell RNG for use as a vehicle fuel and credits under California's California Low Carbon Fuel Standard ("LCFS Credits") when we sell RNG and conventional natural gas for use as vehicle fuel in California, and we sell RINs and LSCFS Credits to third parties who use the credits to comply with federal and state requirements.

Corporate Information

        Our principal executive offices are located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, and our telephone number at that location is (949) 437-1000. Our website is located at www.cleanenergyfuels.com. The reference to our website is intended to be an inactive textual reference and the contents of our website are not incorporated into this prospectus supplement.

 The Offering

Issuer	Clean Energy Fuels Corp., a Delaware corporation.
Common Stock Offered	Shares of common stock having an aggregate offering price of up to $75,000,000.
Use of Proceeds

We intend to use the net proceeds from this offering, after deducting estimated offering expenses payable by us and the sales agent's commissions, for general corporate purposes, which may include, without limitation, repaying all or a portion of our outstanding 7.5% Convertible Notes due 2016. See "Use of Proceeds."

NASDAQ Global Select Market Symbol	CLNE
Risk Factors

See "Risk Factors" beginning on page S-5 of this prospectus supplement and other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the information contained in our Annual Report on Form 10-K for the year ended December 31, 2014, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks discussed below and in the documents incorporated by reference herein and therein include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements." Please note that additional risks not presently known to us, that we currently deem immaterial, or that we have not anticipated may also impair our business and operations.

Risks Related to an Investment in our Common Stock and this Offering

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

        The market price of our common stock has experienced, and may continue to experience, significant volatility. Such volatility may be in response to various factors, some of which are beyond our control. In addition to the other factors discussed in the risk factors included or incorporated by reference herein, factors that may cause volatility in our stock price include, among others:

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  changes in prices for oil, traditional vehicle fuels such as gasoline and diesel, and natural gas;

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  adoption of and growth of the market for natural gas as a vehicle fuel;

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  our ability to fuel a substantial number of natural gas heavy-duty trucks and other natural gas vehicles;

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  adoption by the U.S. heavy-duty truck market of engines that operate on natural gas;

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  successful implementation of our business plans, including, without limitation, our America's Natural Gas Highway initiative;

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  production and supply of LNG and RNG;

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  investor perception of our industry or our prospects;

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  fluctuations in our operating results;

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  sales of our common stock by us, our officers or directors, or significant stockholders;

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  a decline in the trading volume of or the price for our common stock;

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  oil and gas companies, natural gas utilities and others entering the market for natural gas fuel;

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  changes in our key personnel;

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  competitive developments; and

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  changes in general economic and market conditions.

        In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes sometimes occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with the Company, and these fluctuations could materially reduce our share price.

If you purchase the common stock sold in this offering, you may experience immediate and substantial dilution in your investment. You may experience further dilution if we issue additional equity securities in the future.

        Because the price per share of our common stock being offered may be higher than the current book value per share of our common stock, you may experience immediate and substantial dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. The actual amount of dilution will be based on a number of factors, including the use of proceeds, and cannot be determined at this time. In addition, we have a significant number of stock options, warrants and convertible notes outstanding. To the extent that outstanding stock options, warrants or convertible notes have been or may be exercised or converted or other shares issued, investors purchasing our common stock in this offering may experience further dilution. We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

        Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not yield profitable results or increase the market price of our common stock.

USE OF PROCEEDS

        We intend to use the net proceeds from this offering, after deducting the sales agent's commissions and estimated offering expenses payable by us, for general corporate purposes, which may include, without limitation, repaying all or a portion of our outstanding 7.5% Convertible Notes due 2016.

        Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

 PLAN OF DISTRIBUTION

        We have entered into an equity distribution agreement with Citigroup Global Markets Inc. (the "Sales Agent") under which we may offer and sell common stock having an aggregate offering price of $75,000,000 from time to time through our Sales Agent. We will file the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement. The sales, if any, of common stock made under the equity distribution agreement will be made by means of ordinary brokers' transactions on the NASDAQ Global Select Market at market prices, in block transactions, or as otherwise agreed upon by the Sales Agent and us. The Sales Agent will not engage in any transactions that stabilize the price of our common stock.

        Under the terms of the equity distribution agreement, we also may sell common stock to the Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell common stock to the Sales Agent as principal, we will enter into a separate agreement with the Sales Agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement to the extent required by law.

        We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise as we and the Sales Agent agree, and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, the Sales Agent will use its reasonable efforts to sell, on our behalf, all of the designated common stock. We may instruct the Sales Agent not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of common stock at any time and from time to time by notifying the other party.

        If shares of our common stock are sold by the Sales Agent in an at the market offering, the Sales Agent will provide written confirmation to us promptly following the close of trading on the NASDAQ Global Select Market each trading day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on the preceding day, the gross sales price, the net proceeds to us and the compensation payable by us to the Sales Agent in connection with the sales.

        We will pay the Sales Agent a commission not to exceed 2% of the gross sales price per common stock sold through the Sales Agent under the equity distribution agreement.

        Settlement for sales of our common stock under the equity distribution agreement will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us, by the Sales Agent or by its terms, as applicable.

        We estimate that the total expenses payable by us in connection with the establishment of the program to offer shares of our common stock described in this prospectus supplement, excluding commissions payable to the Sales Agent and any discounts payable to the Sales Agent and any other deductions described in the paragraph above, will be approximately $350,000.

        In connection with the sale of the common stock on our behalf, the Sales Agent may be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including civil liabilities under the Securities Act.

Conflicts of Interest

        The Sales Agent is a full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Sales Agent and its affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Sales Agent may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

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  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any Sales Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Sales Agents are not required to comply with the disclosure requirements of NI 33-105 regarding Sales Agent conflicts of interest in connection with this offering.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the sales agent by Gibson, Dunn & Crutcher LLP.

EXPERTS

        The consolidated financial statements and schedule of Clean Energy Fuels Corp. as of December 31, 2013 and 2014 and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC and applicable law permits us to "incorporate by reference" into this prospectus supplement information that we have filed or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 10, 2015 that are incorporated by reference into such Annual Report on Form 10-K);

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 5, 2015 and May 29, 2015;

  •
  The description of our common stock contained in the Registration Statement on Form S-1, which became effective on May 24, 2007, including any amendment or report filed for the purpose of updating such description; and

  •
  All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until this offering is complete, and all such documents shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing such documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement; provided, however, that, notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Clean Energy Fuels Corp., Attn: Investor Relations, 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, (949) 437-1000.

PROSPECTUS

Clean Energy Fuels Corp.

$500,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

        We may from time to time offer to sell common stock, preferred stock, debt securities, warrants, rights or units.

        We may offer securities with an aggregate public offering price of up to $500,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at prices and on terms determined at the time of the offering. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific information about the offering and specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the Nasdaq Global Market and trades under the symbol "CLNE." We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2015.

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts to be determined from time to time.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Available Information," before buying any of the securities being offered.

        You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC web site or at the SEC offices mentioned under the heading "Available Information."

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's web site at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document to which we are a party, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC and applicable law permits us to "incorporate by reference" into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 5, 2015 and May 29, 2015;

  •
  The description of our common stock contained in the Registration Statement on Form S-1, which became effective on May 24, 2007, including any amendment or report filed for the purposes of updating such description; and

  •
  All documents filed by Clean Energy Fuels Corp. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents.

        Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Clean Energy Fuels Corp., Attn: Investor Relations, 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, (949) 437-1000.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, including the documents we incorporate by reference therein or that are deemed to be a part thereof, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as "expect," "believe," "anticipate," "outlook," "could," "target," "project," "intend," "plan," "seek," "estimate," "should," "may" and "assume," as well as variations of such words and similar expressions referring to the future. They also include statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure or other financial terms. For a non-exhaustive list of certain forward-looking statements that are incorporated by reference into or deemed to be a part of this prospectus and any prospectus supplement, please refer to the "Cautionary Note Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2014.

        Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading "Risk Factors" and in other sections of (i) our Annual Report on Form 10-K for the year ended December 31, 2014, (ii) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, (iii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement, or (iv) any prospectus supplement to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement, and any related free writing prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

        We may offer, from time to time, in one or more offerings the following securities:

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  debt securities;

  •
  warrants exercisable for debt securities, common stock or preferred stock;

  •
  rights to purchase any of such securities; and

  •
  units of debt securities, common stock, preferred stock, rights or warrants, in any combination.

        This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

        The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated certificate of incorporation, our amended and restated bylaws and other applicable law. See "Available Information."

        Pursuant to our restated certificate of incorporation, we are currently authorized to issue 224,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval.

Common Stock

  Dividends

        Subject to provisions of the Delaware General Corporation Law and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.

  Voting rights

        Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

  Liquidation

        If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

  Preemptive rights

        The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Preferred Stock

        Shares of our preferred stock may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

        Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the SEC. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  •
  the maximum number of shares in the series and the distinctive designation;

  •
  voting rights, if any, of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

  •
  whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

  •
  the provision for redemption, if applicable, of the preferred stock;

  •
  the provisions for a sinking fund, if any, for the preferred stock;

  •
  liquidation preferences;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement, document incorporated by reference or any free writing prospectus, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

        Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder on the applicable record date.

Certain Anti-Takeover Matters

        Our restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Advance Notice Requirements

        Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely and given in writing to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days or more than 90 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the amended and restated bylaws.

  Preferred Stock

        Our restated certificate of incorporation provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change of control of us.

  Delaware Takeover Statutes

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after the date the business combination is approved by the board, the business combination is authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

  •
  any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

        In general, Section 203 defines "interested stockholder" to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of Liability and Indemnification Matters

        Our restated certificate of incorporation provides that a director of ours will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our amended and restated bylaws also provide for indemnification, to the fullest extent permitted by law, by us of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or at our request, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our amended and restated bylaws also provide that, to the extent authorized from time to time by our board of directors, we may provide indemnification to any one or more employees and other agents of ours to the extent and effect determined by the board of directors to be appropriate and authorized by the Delaware General Corporation Law. Our amended and restated bylaws also permit us to purchase and maintain insurance for the foregoing and we expect to maintain such insurance.

Listing

        Our common stock is listed on the Nasdaq Global Market and trades under the symbol "CLNE."

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the base indenture to be entered into between us and an entity identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the "indenture." Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of the prospectus, the term "the Company" refers only to Clean Energy Fuels Corp. and not to any of its subsidiaries.

        This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

        The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will be either senior debt or subordinated debt.

General

        The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

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  the title and series of such debt securities;

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  any limit upon the aggregate principal amount of such debt securities of such series;

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  whether such debt securities will be in global or other form;

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  the date or dates and method or methods by which principal and any premium on such debt securities is payable;

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  the interest rate or rates (or method by which such rate will be determined), if any;

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  the dates on which any such interest will be payable and the method of payment;

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  whether and under what circumstances any additional amounts are payable with respect to such debt securities;

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  the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

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  the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

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  if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, premium, interest or additional amounts, if any, on such debt securities will be payable;

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  any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

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  the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

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  any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

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  the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

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  the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

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  if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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  any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

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  whether such debt securities will not be subject to defeasance or covenant defeasance;

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  the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

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  any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

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  the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

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  whether such debt securities will be guaranteed and the terms thereof;

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  whether such debt securities will be secured by collateral and the terms of such security; and

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  any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

        Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under "—Consolidation, Merger and Sale of Assets."

Modification and Waiver

        The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

          (a)   change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

          (b)   reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the requirements for quorum or voting;

          (c)   modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

          (d)   make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

        The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

          (a)   to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

          (b)   to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred on the Company pursuant to the indenture;

          (c)   to establish the form and terms of debt securities issued thereunder;

          (d)   to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

          (e)   to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

          (f)    to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

          (g)   to add any additional events of default with respect to all or any series of debt securities;

          (h)   to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

          (i)    to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

          (j)    to pledge to the trustee as security for the debt securities of any series any property or assets;

          (k)   to add guarantees in respect of the debt securities of one or more series;

          (l)    to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

          (m)  to provide for certificated securities in addition to or in place of global securities;

          (n)   to qualify such indenture under the Trust Indenture Act of 1939, as amended;

          (o)   with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company's offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

          (p)   to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

        Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

          (a)   default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

          (b)   default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

          (c)   default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

          (d)   failure by the Company for 60 days after receipt of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a "Notice of Default" under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

          (e)   certain events of bankruptcy, insolvency or reorganization of the Company; and

          (f)    any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

        In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable by written notice to the trustee and the Company. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall automatically be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

        The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

        The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under "—Events of Default," holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under "—Events of Default", holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

        The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is the Company or a person organized under the laws of any domestic jurisdiction that assumes the Company's obligations on the debt securities issued thereunder, and under the indenture, by executing a supplemental indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

        The applicable supplemental indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will include the following:

        Payment of Principal, any Premium, Interest or Additional Amounts.    The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

        Maintenance of Office or Agency.    The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or conversion or exchange, if applicable.

        Reports.    So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC's EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

        Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

        The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

        The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

          (a)   all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

          (b)   (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

           (ii)  the Company delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

        Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

        Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series ("defeasance") and (ii) (1) the Company may omit to comply with the covenant under "—Consolidation, Merger and Sale of Assets" and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of "—Events of Default" and (2) the occurrence of any event described in clause (f) of the first paragraph of "—Events of Default" shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), "covenant defeasance"); provided that the following conditions shall have been satisfied with respect to such series:

          (a)   the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

          (b)   such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (c)   no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

          (d)   the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

          (e)   the Company has delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

          (f)    if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

          (g)   any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

        Notwithstanding a defeasance or covenant defeasance, the Company's obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

          (a)   the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

          (b)   the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

          (c)   the rights, powers, trusts, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

          (d)   the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

        The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

        This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a warrant document when it is filed.

        When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

        The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

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  the title of the warrants;

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  the total number of warrants;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies that investors may use to pay for the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  whether the warrants will be issued in registered form or bearer form;

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  information with respect to book-entry procedures, if any;

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  if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  if applicable, the terms of redemption of the warrants;

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  the identity of the warrant agent, if any;

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  the procedures and conditions relating to the exercise of the warrants; and

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  any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

        We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

        The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

        We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent's office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

        Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

        Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

General

        We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

        The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

        This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a document when it is filed.

        The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

  •
  In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

  •
  In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of debt securities, common stock, preferred stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The provisions described in this section, as well as those described under "Description of Debt Securities" and "Description of Capital Stock," will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

        We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

        This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a document when it is filed.

        The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

  •
  whether the units will be issued in fully registered or global form; and

  •
  any other terms of the units.

        The applicable provisions described in this section, as well as those described under "Description of Debt Securities," "Description of Capital Stock" and "Description of Warrants," will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges or our deficiency of earnings to fixed charges for the periods indicated. For purposes of determining the amounts, earnings are defined as pre-tax income (loss) from continuing operations (including income or loss of noncontrolling interest), and adjusted for income or loss from equity method investees, plus fixed charges (as defined), plus amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expense and capitalized interest, plus amortization of capitalized debt issuance costs, plus a reasonable approximation of the interest portion of rental expense.

	Year Ended December 31,					Six Months Ended June 30, 2015
	2010	2011	2012	2013	2014
	(In thousands)
Ratio of Earnings to Fixed Charges:	—	—	—	—	—	—
Deficiency of Earnings to Fixed Charges:	$4,994	$50,036	$105,606	$64,607	$91,132	$59,520

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for working capital and other general corporate purposes, which may include capital expenditures related to station construction activities, investment in our liquefied natural gas plants and biomethane production plants, future acquisitions of natural gas fueling infrastructure, vehicle or services businesses and biomethane production assets, or repayment of indebtedness. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of those expenditures. As a result, our management will have broad discretion to allocate the net proceeds from any offering and investors will be relying on the judgment of management with regard to the use of proceeds. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

  •
  block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

        Our common stock is listed on the Nasdaq Global Market under the symbol "CLNE." All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

VALIDITY OF THE SECURITIES

        Morrison & Foerster LLP will pass upon the validity of the securities offered hereby.

EXPERTS

        The consolidated financial statements and schedule of Clean Energy Fuels Corp. as of December 31, 2013 and 2014 and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

Up to $75,000,000

Clean Energy Fuels Corp.

Common Stock

PROSPECTUS SUPPLEMENT

November 11, 2015

Citigroup